UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 15, 2012

Rackspace Hosting, Inc.
(Exact name of registrant as specified in its charter)

Commission File Number: 001-34143

Delaware	74-3016523
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

5000 Walzem Rd.
San Antonio, Texas 78218
(Address of principal executive offices, including zip code)

(210) 312-4000
(Registrant’s telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03.   Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On March 15, 2012, the Board of Directors of Rackspace Hosting, Inc. amended Sections 2.4, 2.8 and 3.3 of its Bylaws, effective immediately, to provide (i) for majority voting in director elections except in contested elections and (ii) that stockholder nominations for director must include a written statement that the director nominee intends to tender his or her irrevocable resignation upon his or her election or re-election, which resignation shall become effective only upon the nominee's failure to receive the requisite number of votes and the acceptance by the Board of such resignation.

In addition, Rackspace amended its Corporate Governance Guidelines to provide that with respect to director nominations, the Board will only nominate those directors who have submitted their resignations in advance of an election and that such resignation would become effective only upon the failure of such director nominee to receive the requisite number of votes and the acceptance by the Board of such resignation.

The Bylaws are filed as Exhibit 3.1 hereto and are incorporated herein by reference. A revised version of Rackspace's Corporate Governance Guidelines is available on the investor relations website at ir.rackspace.com under "Corporate Governance."

Item 8.01. Other Events

Wittington America, Ltd., an affiliate of Graham Weston, Chairman of Rackspace, has entered into a written stock selling plan for asset diversification purposes in accordance with Rule 10b5-1 of the Securities Exchange Act of 1934, as amended, and Rackspace's insider trading policy. Pursuant to the trading plan, Wittington will liquidate up to 400,000 shares in Rackspace, which represents approximately 2.0% of Mr. Weston's current beneficial holdings in Rackspace. Selling according to the trading plan is expected to commence on the first day of Rackspace's next open window, currently scheduled to open again in early May 2012 and will terminate upon the earlier of (i) the sale of all 400,000 shares and (ii) April 30, 2013.

In addition, Karl Pichler, Chief Financial Officer; William Taylor Rhodes, Managing Director, International; and Palmer Moe, a director of Rackspace, have entered into written stock selling plans for asset diversification purposes in accordance with Rule 10b5-1 and Rackspace's insider trading policy. These trading plans were entered into during Rackspace's last open window, are expected to commence trading no earlier than the first day of Rackspace's next open window and will continue to be in effect for no less than one year from the date they were executed, unless sooner terminated pursuant to the terms of the specified plan or Rackspace's insider trading policy.

Rule 10b5-1 permits the implementation of written, prearranged stock trading plans by insiders when the insiders are not in possession of material non-public information and allows the insiders to trade in accordance with their trading plans, regardless of any subsequent material non-public information they receive. These trading plans allow insiders to diversify their holdings and to minimize the stock market impact of sales by spreading the sales out over time. Messrs. Weston, Pichler, Rhodes and Moe will all report transactions made pursuant to their plans to the Securities and Exchange Commission as required pursuant to Rule 16(b) of the Exchange Act. Except as required by law, Rackspace does not undertake to report Rule 10b5-1 trading plans by other Rackspace officers or directors or to report modifications, transactions or other activities under Rule 10b5-1 trading plans or the similar plans of any other officer or director.

Item 9.01.   Financial Statements and Exhibits.

(d)  Exhibits.

3.1 - Amended and Restated Bylaws

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Rackspace Hosting, Inc.

Date:	March 21, 2012	By:	/s/ Alan Schoenbaum
Alan Schoenbaum
Senior Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description
EX-3.1	Amended and Restated Bylaws.

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